UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

FRESH TRAFFIC GROUP INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Portage Avenue, CanWest Place Suite 1680, Winnipeg MB, Canada	R3B 3K6
(Address of principal executive offices)	(Zip Code)

(876) 428-4309
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Principal Officers

On November 12, 2010, Fresh Traffic Group Inc. (the "Company") received the resignation of Mr. Errol Gillespie as a director and officer (President, Chief Financial Officer, Secretary-Treasurer | Principal Executive Officer, Principal Financial Officer) of the Company.

Mr. Gillespie did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Appointment of Principal Officer

Mr. Jeremy Booth

Appointed:            November 12, 2010
Position:                 President
Age:                        50

There are no family relationships between Mr. Booth, and any director or executive officer of the Company.

From July 2008 to present Mr. Booth has served as the President of Fresh Traffic Group Corp., a Manitoba corporation, which was acquired by the Company in October 2010, and is presently a wholly owned subsidiary. Mr. Booth founded Fresh Traffic Group Corp. to provide Search Engine Optimization (SEO) and internet marketing services.   From March 2005 to July 2008, Mr. Booth was providing comparable SEO and internet marketing services on a sole proprietorship basis.

There has been no transaction nor are there any proposed transactions between the Company and Mr. Booth that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Election of Director

Mr. Jeremy Booth

Elected:                 November 12, 2010

There are no arrangements or understandings between Mr. Booth and any other person pursuant to which Mr. Booth was selected to serve as a member of the board of directors of the Company

Mr. Booth has not been appointed to any committees of the board of directors at this time.

There has been no transaction nor are there any proposed transactions between the Company and Mr. Booth that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Traffic Group Inc.

Dated: November 19, 2010	By:	/s/ Jeremy Booth
	Name:	Jeremy Booth
`	Title:	President